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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of The Boeing Company for the registration of its common stock and to the incorporation by reference therein of our reports dated January 22, 1997, with respect to the consolidated financial statements of McDonnell Douglas Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP
St. Louis, Missouri
June 18, 1997